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                                                                    EXHIBIT 24.5

                            SPECIAL POWER OF ATTORNEY

         THE UNDERSIGNED, Albert J. Bell, presently residing at 7007 Temperance Point Street, Westerville, Ohio 43082-8707, does hereby appoint Charles W. Haubiel and Chadwick P. Reynolds, respectively and each of them, and each of them having full power of substitution for the other, as his lawful attorney-in-fact, and hereby empowers each of them to act singly or in concert for the limited purpose of preparing, executing and filing on behalf of the undersigned any registration statement, prospectus, underwriting agreement, and all periodic reports required to be filed either he or by Big Lots, Inc. on Form 10-K, Form 10-Q, Form 8-K, Form 3, Form 4, Form 5, Form 144, or such other form as may be required, respectively as the case may be, with the Securities and Exchange Commission and with any securities exchange on which such security is listed or traded, as may from time-to-time be required pursuant to the Securities Act of 1933 as amended, the Securities Exchange Act of 1934 as amended, or the rules which are promulgated from time-to-time under either of such Acts, or the rules of any securities exchange.

         This Special Power of Attorney is limited to the specific acts herein described and is made effective the date last below written, and shall continue in full force and effect until revoked by the undersigned. This Special Power of Attorney, and the appointment and empowerment herein made, shall not be deemed revoked or superseded, or otherwise affected, by the illness, incapacity or death of the undersigned until such time as the earlier occurring of either (i) a period of one year shall have elapsed from the date of such illness, incapacity or death, or (ii) the receipt by each of the above named appointees of a writing which revokes this Special Power of Attorney issued by the lawful Personal Representative, Custodian or Conservator, of the undersigned.

                                           /s/ Albert J. Bell
                                           -------------------------------------
                                           ALBERT J. BELL

STATE OF OHIO           )
                        )ss
COUNTY OF FRANKLIN      )

BEFORE ME, the undersigned Notary Public in and for said county and state, did personally appear on this 23rd day of March, 2004, the above-signed individual known to me to be Albert J. Bell, and upon oath duly sworn did testify that the signing of the above and foregoing instrument did constitute his free and voluntary act and deed.

/s/ Leshell L. Duncan
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NOTARY PUBLIC
[SEAL]

My Commission expires:

12-21-2008
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